UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2005

ActivCard Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	45-0485038
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 29, 2005, ActivCard Corp. (the “Company”) entered into an Employee Retention Bonus Agreement (the “Agreement”) with Ragu Bhargava, who previously announced his intention to voluntarily resign his position as the Chief Financial Officer of the Company. Under the terms of the Agreement, Mr. Bhargava will continue to perform the duties of the Chief Financial Officer through December 15, 2005 in consideration for a one-time retention bonus of $100,000 and the Company’s agreement to pay the cost for group employee benefit coverage continuation to the same extent previously provided under the Company’s group plans until the earlier of June 15, 2006 or when Mr. Bhargava becomes eligible for group insurance benefits from another employer. This retention bonus will be paid to Mr. Bhargava within thirty days after December 15, 2005. Mr. Bhargava will continue to receive his current compensation and other benefits through December 15, 2005. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Employee Retention Bonus Agreement, dated September 29, 2005, by and between ActivCard Corp. and Ragu Bhargava.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivCard Corp.
(registrant)

Date:	October 3, 2005	By:	/s/ RAGU BHARGAVA
Ragu Bhargava Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employee Retention Bonus Agreement, dated September 29, 2005, by and between ActivCard Corp. and Ragu Bhargava.